Exhibit 23(a) Consent of Scarano & Tomaro, P.C.


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Hollywood Productions, Inc.
14 East 60th Street, 4th Floor
New York, NY 10022

         As independent certified public accountants, we consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated March 9, 1998, appearing in the Annual Report on Form 10-KSB of Hollywood Productions, Inc. and Subsidiaries for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Scarano & Tomaro, P.C.
Scarano & Tomaro, P.C.
Syosset, New York
August 26, 1998








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